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                               COAST RESORTS, INC.

               ANNOUNCES FILING OF REGISTRATION STATEMENT FOR IPO

LAS VEGAS, NV

DATE: May 24, 2002

For Immediate Release

Contact: Gage Parrish, Vice President and Chief Financial Officer (702) 365-7002



     Coast Resorts, Inc. announced that it filed a registration statement today for a proposed initial public offering of its common stock. The offering may include shares held by existing stockholders.

     Coast Resorts, Inc. is a Nevada-based gaming company that, through its wholly owned subsidiary, Coast Hotels and Casinos, Inc., operates four Las Vegas hotel-casinos, The Orleans, the Gold Coast, the Suncoast and the Barbary Coast.

     The offering is being led by Banc of America Securities LLC and Morgan Stanley & Co. Incorporated as joint lead managers.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

     When available, a copy of the preliminary prospectus relating to the offering may be obtained from Banc of America Securities LLC at 600 Montgomery Street, 4th Floor, San Francisco, CA 94111-2702, (415) 627-2220 or from Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, (212) 761-4000.